UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Edge Petroleum Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

April 19, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Edge Petroleum Corporation to be held at the Hyatt Regency Hotel, 1200 Louisiana Street, Houston, Texas 77002, on Wednesday, June 7, 2006 at 10:00 a.m. Houston time.

This booklet includes the notice of the meeting and the Proxy Statement, which contains information about the Board and its committees and personal information about each of the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

If you plan to attend the meeting in person, please follow the advance registration instructions in the back of this Proxy Statement which will expedite your admission to the meeting. Whether or not you plan to attend the annual meeting in person, it is important that you complete, sign, date and promptly return the enclosed proxy card or that you give your proxy by telephone or the Internet. To vote by phone or the Internet, please follow the instructions on your proxy card.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, we urge you to vote your shares at your earliest convenience.

On behalf of the Board of Directors, thank you for your continued support of the Company. I look forward to greeting as many of our stockholders as possible at the annual meeting.

/s/ John W. Elias
JOHN W. ELIAS
Chairman of the Board, President
and Chief Executive Officer

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2006

To the Stockholders of

Edge Petroleum Corporation

The annual meeting of stockholders of Edge Petroleum Corporation will be held at the Hyatt Regency Hotel, 1200 Louisiana Street, Houston, Texas 77002, on Wednesday, June 7, 2006 at 10:00 a.m. Houston time, for the following purposes:

1.     To elect three directors.

2.     To consider and vote upon the proposal to approve the Edge Petroleum Corporation Incentive Plan, including an amendment to increase the number of authorized shares reserved for issuance thereunder from 1,700,000 shares to 2,200,000 shares.

3.     To ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2006.

4.     To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 13, 2006 as the record date for determining stockholders entitled to notice of, and to vote at, this meeting.

You are cordially invited to attend the meeting in person. Whether or not you plan to attend the annual meeting in person, it is important that you complete, sign, date and promptly return the enclosed proxy card or that you give your proxy by telephone or the Internet.  Submitting your proxy early by any of these methods will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

By Authorization of the Board of Directors

/s/ Robert C. Thomas
ROBERT C. THOMAS
Vice President, General Counsel and
Corporate Secretary

April 19, 2006
1301 Travis Street, Suite 2000
Houston, Texas 77002

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning on or about April 19, 2006. They are furnished in connection with the solicitation by the Board of Directors of Edge Petroleum Corporation (the “Company”) of proxies from the holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), for use at the 2006 annual meeting of stockholders (the “Annual Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by regular employees of the Company. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

All duly executed proxies received prior to the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR the approval of the Incentive Plan of Edge Petroleum Corporation, as amended (the “Incentive Plan”), including an amendment to increase the number of shares of Common Stock reserved for issuance thereunder, FOR approval of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2006, and, at the discretion of the persons named in the proxy, in connection with any other business that may properly come before the Annual Meeting. See “Other Business” on page 27 for information concerning the voting of proxies if other matters are properly brought before the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

As of April 13, 2006, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote 17,369,076 shares of Common Stock. The Common Stock is the only class of stock of the Company outstanding at the record date and entitled to vote at the Annual Meeting. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders. Cumulative voting is not permitted. The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock.

In addition to voting in person at the Annual Meeting, stockholders of record may vote by proxy by calling a toll-free phone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders’ identity, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the telephone or Internet voting procedures are set forth on the enclosed proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but does not vote on a particular matter because the broker has not received voting instructions from the beneficial owner and does not have the discretion under stock exchange rules to vote the shares in the absence of instructions. Abstentions, shares with respect to which authority is withheld and broker non-votes that are voted on any matter are included in determining whether a quorum is present. Abstentions are treated as shares that are present and entitled to vote for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the case of a proposal where the vote required is the approval of a majority of votes cast. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors. The proposal relating to the Incentive Plan is not a routine matter and, accordingly, if your shares are held by a broker, without your voting instructions on this matter, a broker non-vote will occur. Votes are counted, and the count is certified, by an inspector of elections. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

The Annual Report to Stockholders, which includes financial statements of the Company for the year ended December 31, 2005, has been mailed to all stockholders entitled to vote at the Annual Meeting on or before the date of mailing this Proxy Statement. The Securities and Exchange Commission (“SEC”) permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, that stockholder should contact their broker or send a request to the Company’s Corporate Secretary at the Company’s principal executive offices, 1301 Travis, Suite 2000, Houston, Texas 77002, telephone number (713) 654-8960. The Company will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the 2005 Annual Report and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. The Annual Report is not a part of the proxy solicitation material.

Attendance at the annual meeting is limited to the Company’s stockholders or their designated representative or proxy, members of their immediate family and the Company’s employees and guests. In order to attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of April 13, 2006, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing ownership of common stock on April 13, 2006. If you or your designated representative or proxy plan to attend the meeting, please follow the advance registration instructions in the back of this Proxy Statement which will expedite your admission to the meeting.

PROPOSAL I

Election of Directors

The Company’s Board of Directors is divided into three classes, with staggered terms of office. The term for each class expires on the date of the third annual stockholders’ meeting for the election of directors following the most recent election of directors for such class. Each director holds office until the next annual meeting of stockholders for the election of directors of his class and until his successor has been duly elected and qualified.

Three directors are to be elected to the class of directors whose current term will end in 2006. The names of Messrs. Thurmon M. Andress, John W. Elias and John Sfondrini will be placed in nomination, and the persons named in the proxy will vote in favor of such nominees unless authority to vote in the election of a director is withheld. Messrs. Andress, Elias and Sfondrini are currently directors of the Company.

The persons named in the proxy may act with discretionary authority in the event any nominee should become unavailable for election, although management is not currently aware of any circumstances likely to result in a nominee becoming unavailable for election. In accordance with the Company’s Bylaws, the three directors will be elected by a plurality of the votes cast; accordingly, abstentions and broker non-votes will have no effect. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that stockholder’s shares for one or more of the named nominees.

Nominees - The following summaries set forth information concerning each of the nominees for election as directors at the Annual Meeting, including such nominee’s age, position with the Company, if any, and business experience during the past five years.

Thurmon M. Andress has served as a director of the Company since November 2002. For the last five years, he has served as the Managing Director-Houston of Breitburn Energy Company LP (a wholly-owned subsidiary of Provident Energy Trust, a Canadian royalty trust) with offices in Los Angeles, California. Breitburn is engaged in oil and gas production with operations primarily in California and Wyoming. Since 2005, Mr. Andress has served as managing partner of a family-owned partnership, Andress Oil & Gas LLP, which has various oil and gas interests and overriding royalty interests. Mr. Andress has over 40 years of experience in the oil and gas industry. He is the Chairman of the Compensation Committee and serves on the Audit Committee of the Board. He is 72 years old.

John W. Elias has served as the Chief Executive Officer and Chairman of the Board of the Company since November 1998 and as President since January 2000. From April 1993 to September 1998, he served in various senior management positions, including Executive Vice President of Seagull Energy Corporation, a company engaged in oil and gas exploration, development and production and pipeline marketing. Prior to April 1993, Mr. Elias served in various positions for more than 30 years, including senior management positions with Amoco Corporation, a major integrated oil and gas company. Mr. Elias has more than 40 years of experience in the oil and natural gas exploration and production business. He is 65 years old.

John Sfondrini has served as a director of the Company since December 1996 and prior to that as director of the Company’s corporate predecessors from 1986, when he arranged for the capitalization of a predecessor partnership. For more than five years, he has been self-employed as a consultant that assists his clients in raising and investing private capital for growth-oriented companies in multiple industry segments, including oil and gas. Mr. Sfondrini is a member of the Corporate Governance/Nominating Committee of the Board. He is 57 years old.

The Board of Directors recommends that stockholders vote FOR the election of Messrs. Andress, Elias and Sfondrini as directors of the Company whose terms will expire in 2009.

Directors with Terms Expiring in 2007 and 2008 - The following summaries set forth information concerning six directors of the Company whose present terms of office will continue until 2007 or 2008, including each director’s age, position with the Company, if any, and business experience during the past five years.

Stanley S. Raphael has served as a director of the Company since December 1996 and prior to that served as a director of the Company’s corporate predecessor from April 1991 until the Company’s initial public offering in March 1997 (the “Offering”). For more than five years, Mr. Raphael has been primarily engaged as a management consultant and is presently the sole owner and director of Trade Consultants, Inc., a management consulting firm. He is also a director and the retired Chairman of American Polymers Inc., a polystyrene manufacturer and plastics distributor. Previously, he was active in trading crude oil, petroleum products, LPG, petrochemicals, and plastics worldwide. Mr. Raphael is a member of the Corporate Governance/Nominating Committee of the Board. He is 70 years old. Mr. Raphael’s current term as a director expires in 2007.

Robert W. Shower has served as a director of the Company since March 1997. From December 1993 until his retirement in April 1996, Mr. Shower served as Executive Vice President and Chief Financial Officer of Seagull Energy Corporation, a company engaged in oil and gas exploration, development and production and pipeline marketing. From March 1992 to December 1993, he served as such company’s Senior Vice President and Chief Financial Officer. Until May 2002, Mr. Shower served as a director of Lear Corporation and Nuevo Energy Company. Since November 2005, Mr. Shower has served as a director of Regency GP, LLC, which is the general partner and manager of Regency Energy Partners LP, a publicly traded limited partnership engaged in midstream energy operations, including gathering, processing, marketing and transportation of natural gas and natural gas liquids. Mr. Shower is Chairman of the Audit

Committee and a member of the Compensation Committee of the Board. He is 68 years old. Mr. Shower’s current term as a director expires in 2007.

David F. Work has served as a director of the Company since November 2002. For more than five years prior to October 2000, he served in various management capacities with BP Amoco and BP, including regional president of BP and executive vice president of Amoco. Since his retirement from BP in 2000 and until October 2003, he served as the chairman of Energy Virtual Partners, Inc., a private company engaged in the business of managing under-resourced oil and gas properties. Mr. Work is Chairman of the Corporate Governance/Nominating Committee and a member of the Compensation Committee of the Board. He is 60 years old. Mr. Work’s current term as a director expires in 2007.

Vincent S. Andrews has served as a director of the Company since December 1996 and served as a director of the Company’s corporate predecessor from April 1991 until the Offering. Mr. Andrews has been an active investor in the Company’s corporate predecessor since 1988. Mr. Andrews has, for more than five years, served as president of Vincent Andrews Management Corporation, a privately-held management company primarily involved in personal financial management. Mr. Andrews is a member of the Audit Committee of the Board. He is 65 years old. Mr. Andrews’ current term as a director expires in 2008.

Jonathan M. Clarkson was appointed by the Board of Directors as a director of the Company on October 27, 2005. Since 2003, Mr. Clarkson has served as President, Houston Region, of Texas Capital Bank. From May 2001 to October 2002, Mr. Clarkson served as President, Chief Financial Officer and a director of Mission Resources Corp., an independent oil and gas exploration and production company. From 1999 through 2001, Mr. Clarkson served as President, Chief Operating Officer and a director of Bargo Energy Company, a private company engaged in the acquisition and exploitation of onshore oil and natural gas properties, which merged with Mission Resources in May 2001. Mr. Clarkson serves on the Audit and Compensation Committees of the Board. He is 56 years old. Mr. Clarkson’s current term as a director expires in 2008.

Michael A. Creel was appointed by the Board of Directors as a director of the Company on October 27, 2005. Since January 2001, Mr. Creel has served as the Executive Vice President & Chief Financial Officer of Enterprise Products GP, LLC, the general partner of Enterprise Products Partners L.P., a publicly traded limited partnership that owns and operates midstream energy assets. Since February 2006, Mr. Creel has also served as a director for Enterprise Products GP, LLC., and from 2000 to 2001 served as its Senior Vice President and Chief Financial Officer. Since April 2005, he also has served as the President and Chief Executive Officer and a director of EPE Holdings, LLC, the general partner of Enterprise GP Holdings, L.P., a publicly traded limited partnership that owns and operates Enterprise Products GP, LLC. Since February 2006, Mr. Creel has served on the board of Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P. Mr. Creel serves on the Audit and Corporate Governance/Nominating Committees of the Board. He is 52 years old. Mr. Creel’s current term as a director expires in 2008.

There are no family relations, of first cousin or closer, among the Company’s directors or executive officers by blood, marriage or adoption. The Board had determined that all directors of the Company are independent directors within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market, except that Mr. Elias is not independent because he is an employee of the Company. While Mr. Sfondrini has a number of relationships and he or his affiliates are parties to certain transactions that could be viewed as transactions involving the Company, as described under “Certain Transactions” later in this Proxy Statement, the Board does not view these relationships and transactions as precluding a finding of his independence under the Nasdaq requirements.

Standing Committees, Board Organization, Director Nominations and Meetings

Compensation Committee. The members of the Compensation Committee of the Board are Messrs. Andress (Chairman), Clarkson, Shower and Work, each of whom has been determined to be independent within the meaning of

Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market. The Board of Directors adopted a charter for the Compensation Committee effective January 1, 2004 (the “Compensation Committee Charter”). The duties and functions performed by the Compensation Committee are (a) to review and recommend to the Board of Directors or determine the annual salary, bonus, stock options and other benefits, direct and indirect, of the executive officers; (b) to review new executive compensation programs, review on a periodic basis the operation of the Company’s executive compensation programs to determine whether they are properly coordinated, establish and periodically review policies for the administration of executive compensation programs, and take steps, consistent with the contractual obligations of the Company, to modify any executive compensation programs that yield payments and benefits that are not reasonably related to executive performance; (c) to establish and periodically review policies in the area of management perquisites; and (d) to exercise all of the powers of the Board of Directors with respect to any other matters involving the compensation of employees and the employee benefits of the Company as may be delegated to the Compensation Committee from time to time.

Audit Committee. The members of the Audit Committee of the Board are Messrs. Andress, Andrews, Clarkson, Creel and Shower (Chairman). Each of Messrs. Andress, Andrews, Clarkson, Creel and Shower has been determined to be independent within the meaning of Marketplace Rules 4200(a)(15) and 4350(d)(2)(A) of the Nasdaq Stock Market. In addition, the Board has determined that at least three members of the Audit Committee, Messrs. Clarkson, Creel and Shower, are “audit committee financial experts.”  Each of them has experience as a principal financial officer, as described in their biographies earlier in this proxy statement. Messrs. Creel and Shower have also served on the audit committees of other public companies, and Mr. Shower has experience as a public accountant.

The Audit Committee has direct responsibility for the appointment, retention, compensation and oversight of the independent registered public accounting firm for the purpose of preparing the Company’s annual audit report or performing other audit, review or attest services for the Company. The Audit Committee has sole authority to approve all engagement fees and contractual terms of the independent registered public accounting firm and to establish policies and procedures for pre-approval of audit and non-audit services. The Audit Committee conducts a review of the annual audit with management and the independent registered public accounting firm prior to filing or distribution; reviews filings with the SEC and other published documents containing the Company’s financial statements; and reviews with the Company’s legal counsel any legal or regulatory matters that may have a material impact on the Company’s financial statements, related corporate compliance policies, and programs and reports received from regulators. The Committee also reviews on an annual basis, or more frequently as such Committee may from time to time deem appropriate, the policies and practices of the Company dealing with various matters relating to the financial condition and auditing procedures of the Company, including financial information to be provided to stockholders and others, the Company’s systems of internal controls established by management and oversight of the annual audit and review of the annual and quarterly financial statements, as well as any duties that may be assigned by the Board of Directors from time to time. The Audit Committee operates under a written charter that was last amended by the Board of Directors in December 2003 (as amended, the “Audit Committee Charter”).

Corporate Governance/Nominating Committee. The members of the Corporate Governance/Nominating Committee of the Board are Messrs. Creel, Raphael, Sfondrini and Work (Chairman), each of whom has been determined to be independent within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market. In December 2003, the Board established a charter for the Corporate Governance/Nominating Committee (the “Corporate Governance/Nominating Committee Charter”) setting forth the purpose, goals and responsibilities of the Corporate Governance/Nominating Committee. The functions performed by the Committee are to make non-binding recommendations with respect to the nomination of directors to serve on the Board of Directors of the Company for the Board’s final determination and approval, review the Board’s corporate governance guidelines annually, undertake CEO succession planning and perform any other duties that may be assigned by the Board from time to time.

In December 2003, the Corporate Governance/Nominating Committee recommended and the full Board approved a set of corporate governance guidelines for guiding the Board in fulfilling its duties to the Company, including guidelines for the size of the Board, monitoring and safeguarding the independence of the Board, term limits, mandatory retirement, other directorships, change in occupation or business of a director, recusal when conflicts of interest arise, selection and qualification of director candidates, director continuing education, Board meetings, executive sessions with only non-employee directors, attendance, committees, Board and committee evaluations, CEO evaluation (by the Compensation Committee), management succession, procedures for communication by interested parties with non-employee directors, procedures for handling concerns regarding accounting, controls over financial reporting or other audit matters, non-employee director remuneration, certain shareholder voting matters and procedures for candidates recommended by stockholders and other matters (the “Corporate Governance Guidelines”).

The Corporate Governance/Nominating Committee Charter provides, among other things, that any candidate for the Board nominated by the Board must meet the minimum qualifications specified in the Committee’s charter and in the Company’s Corporate Governance Guidelines, including that the director candidate possess personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. In addition, for a director to serve on the Audit, Compensation or Corporate Governance/Nominating Committee, he or she must meet the independence standards applicable to such committees in accordance with Nasdaq, the Internal Revenue Code and SEC rules. The Company’s Bylaws provide that no person shall be eligible for nomination for election as a director if that person is or will become 70 years of age or older on or prior to the date of the annual meeting at which they would be considered for election. A director who becomes 70 years of age during his or her term may complete the term. The Company’s Bylaws also provide that directors who are also employees of the Company are deemed to resign from the Board on their 65th birthday and may not thereafter be nominated for election. The Board may waive either or both of these Bylaw provisions by majority vote if the Board in its judgment determines that such waiver would be in the best interests of the Company. Inasmuch as Mr. Elias turned 65 years of age in 2005, the Board considered and approved a resolution at its February 2005 meeting waiving the employee-director age restriction as it relates to Mr. Elias for the remainder of his term and providing that Mr. Elias shall remain eligible to be nominated for election to the Board in the future until he reaches the age of 70. In December, 2005, the Board also considered and approved a resolution waiving the director age restriction as it relates to Mr. Andress to allow him to stand for re-election to the Board of Directors. Mr. Andress will be 72 years of age at the 2006 Annual Meeting. The Board felt that each of Messrs. Andress and Elias brings a level of experience, expertise and involvement within the industry that is a valuable and important component in the continued execution of Edge’s strategic business plan and that these waivers were in the best interests of the Company.

Director Nominations. All director nominations must be recommended by the Corporate Governance/Nominating Committee and approved by a majority of the independent directors of the Board. The Corporate Governance/Nominating Committee’s policy is that it will consider candidates recommended by stockholders on the same basis as other candidates, provided the recommended candidate meets all of the minimum requirements and qualifications for being a director as specified in the Company’s Corporate Governance Guidelines, the Corporate Governance/Nominating Committee Charter and the Company’s Bylaws. Any such recommendations should include the candidate’s name and qualifications for Board membership and should be sent in writing to the Corporate Secretary of the Company at Edge Petroleum Corporation, 1301 Travis, Suite 2000, Houston, Texas 77002. The Corporate Governance/Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Committee may engage third parties to whom a fee is paid to assist it in identifying or evaluating any potential nominee. During the past year, the Corporate Governance/Nominating Committee retained a third-party executive recruitment firm to assist the Committee members in the process of identifying and evaluating potential nominees for the Board. That firm recommended Messrs. Creel and Clarkson. Once the Committee identifies a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination will be based primarily on the need for Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the minimum qualifications described above. In addition, as the Company evolves, the experience and diversity required on its Board may change. Therefore, the expertise that a prospective nominee possesses will be thoroughly examined to determine whether there is an appropriate fit. If the initial determination indicates that the Committee should pursue the prospect, the Committee will evaluate the prospective nominee against the minimum qualifications in full and consider such other relevant factors as it deems appropriate. In connection with this evaluation, one or more members of the Committee and others as appropriate, may interview the prospective nominee. After completing this evaluation, the Committee will determine whether to recommend the individual for nomination by the Board. The Board, acting on the recommendations of the Corporate Governance/Nominating Committee, will nominate a slate of director candidates for election at each annual meeting of stockholders and will appoint directors to fill vacancies between annual meetings, including vacancies created as a result of any increase in size of the Board.

In addition, the Company’s Bylaws permit stockholders to nominate persons for election to the Board at an annual stockholders meeting, without regard to whether the stockholder has submitted a recommendation to the Corporate Governance/Nominating Committee as to such nominee. To nominate a director using this process, the stockholder must follow the procedures described under “Additional Information.”

Board Meetings. The Company expects each Director to make every effort to attend each Board meeting, each meeting of any committee on which he or she sits and the annual stockholder’s meeting. Attendance in person at Board and committee meetings is preferred, but attendance by teleconference is permitted, if necessary. All of the Company’s Directors who were serving as Directors at that time attended last year’s annual meeting of stockholders.

During 2005, the Board of Directors held seven meetings and acted by written consent three times. During 2005, the Compensation Committee met three times, the Audit Committee met five times and the Corporate Governance/Nominating Committee met three times. During 2005, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings held during the time they served as Directors. In addition, the Company’s non-employee Directors meet at regularly scheduled executive sessions without management present. In 2005, the Board held five regularly scheduled executive sessions in which only the independent, non-employee Directors were present.

The Compensation Committee, Audit Committee and Corporate Governance/Nominating Committee Charters, as well as the Corporate Governance Guidelines, are all available on the Company’s website, http://www.edgepet.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this Proxy Statement.

Director Remuneration – Upon recommendation by the Corporate Governance/Nominating Committee and approval by the Board of Directors at its April 2005 meeting, effective May 1, 2005, the annual compensation for each Director who is not an employee of the Company or a subsidiary (a “Non-employee Director”) was revised to increase the annual retainer, which is paid in arrears. In accordance with this annual compensation arrangement in 2005, Non-employee Directors were paid an annual retainer equal to the sum of (1) $20,000 (paid in cash) and (2) $36,000 payable in Common Stock of the Company valued as of the award date (subject to rounding up or down such that the number of shares issued to each Director is evenly divisible by three). Accordingly, on May 2, 2005 each Non-employee Director then serving was awarded 2,505 restricted shares of Common Stock. The shares vest ratably over three years beginning on the first anniversary of the grant date. The fair market value of the shares on the May 2, 2005 award date was $35,972 per Non-employee Director. No option awards were made to Non-employee Directors in 2005.

In addition, effective May 1, 2005, the amount each Non-employee Director receives for in-person attendance at a meeting of the Board of Directors was increased from $1,000 to $1,500 cash (increased from $400 to $500 if such attendance is telephonic) and was increased from $750 to $1,500 cash for each meeting of a standing Committee of the Board of Directors attended (increased from $400 to $500 if telephonic). Beginning in 2006, the chairman of the Audit

Committee will receive an additional annual retainer of $10,000 and the chairmen of the Compensation and the Corporate Governance/Nominating Committees will each receive an additional annual retainer of $5,000.

Upon recommendation by the Corporate Governance/Nominating Committee and approval by the Board of Directors at its March 9, 2006 meeting, effective June 1, 2006, the annual retainer will be increased to consist of $20,000 payable in cash and $50,000 payable in cash or Common Stock of the Company (subject to rounding up or down such that the number of shares issued to each Director is a whole number but not to exceed $50,000 in value). The Committee also recommended that each Director be required to own shares of common stock (restricted or unrestricted) of the Company equal to three times their annual Director compensation and that such ownership be achieved within three years from July 1, 2006.

All Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or Board committees and for other expenses incurred in their capacity as Directors.

Audit Committee Report - As noted above, the Audit Committee is currently composed of five Directors, Messrs. Andress, Andrews, Clarkson, Creel and Shower, each of whom is independent as defined by the Nasdaq Stock Market’s listing standards. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm was responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2005 financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, as amended). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

The Audit Committee:

Robert W. Shower, Chair

Thurmon Andress

Vincent S. Andrews

Jonathan M. Clarkson

Michael A. Creel

Pursuant to the SEC Rules, the foregoing Audit Committee Report is not deemed “soliciting material”, is not “filed” with the SEC and is not incorporated by reference with the Company’s Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in such report.

Security Ownership of Certain Beneficial Owners and Management - The following table sets forth information as of March 1, 2006 (except as indicated below) with respect to beneficial ownership of the Common Stock by:  (i) all persons who are the beneficial owner of 5% or more of the outstanding Common Stock; (ii) each Director or nominee for Director; (iii) each executive officer of the Company; and (iv) all executive officers and Directors of the Company as a group. As of March 1, 2006, 17,239,679 shares of Common Stock were issued and outstanding.

Name (1)	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
John W. Elias (2)	710,601		4.01%
Michael G. Long (3)	86,530		*
John O. Tugwell (4)	72,584		*
Thurmon Andress (5)	15,800		*
Vincent S. Andrews (6)	44,505		*
Jonathan M. Clarkson	1,000		*
Michael A. Creel	—		*
Stanley S. Raphael (7)	242,973		1.41%
John Sfondrini (8)	16,502		*
Robert W. Shower (9)	32,997		*
David F. Work (10)	12,375		*
The Private Investment Fund and Marlin Capital Corp. (11)	925,000		5.37%
Mark G. Egan (11)	950,700	(12)	5.52%
Royce & Associates, LLC (13)	1,048,400		6.08%
All Directors and executive officers as a group (11 persons) (14)	1,235,867		6.91%

*	Less than one percent.

(1)	Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

(2)

Shares shown include (i) 474,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of March 1, 2006, (ii) 215,000 shares purchased by Mr. Elias’s IRA account pursuant to the Company’s 1999 private placement on the same terms as were applicable to unrelated parties; and (iii) 5,231 shares that Mr. Elias will receive within 60 days of March 1, 2006 pursuant to restricted stock awards made in 2004 and 2005.

(3)

Shares shown include (i) 30,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of March 1, 2006; (ii) 5,153 shares that Mr. Long will receive within 60 days of March 1, 2006 pursuant to restricted stock awards made in 2003, 2004 and 2005; and (iii) 533 shares held in the Company’s 401(k) plan.

(4)

Shares shown include (i) 37,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of March 1, 2006; (ii) 5,153 shares that Mr. Tugwell will receive within 60 days of March 1, 2006, pursuant to restricted stock awards made in 2003, 2004 and 2005; and (iii) 1,069 shares held in the Company’s 401(k) plan.

(5)	Shares shown include 8,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of March 1, 2006.

(6)

Shares shown include (i) 15,000 shares of Common Stock beneficially owned by Mr. Andrews’ wife, (ii) 3,568 shares held by Mr. Andrews’ children, and (iii) 21,300 shares that could be acquired pursuant to stock options exercisable within 60 days of March 1, 2006. Mr. Andrews may be deemed the beneficial owner of the shares of Common Stock beneficially owned by his wife and children. Mr. Andrews disclaims such beneficial ownership.

(7)

Shares shown include (i) 103,455 shares of Common Stock held by the Trade Consultants, Inc. Pension Plan, of which Mr. Raphael is the trustee, (ii) 52,986 shares held by the Stanley Raphael Trust, a trust controlled by Mr. Raphael, (iii) 42,718 shares held by a trust for the benefit of Mr. Raphael’s wife, (iv) 19,000 shares held by Trade Consultants Inc. of which Mr. Raphael is sole owner and director, (v) 490 shares held by Mr. Raphael’s children, and (vi) 21,300 shares that could be acquired pursuant to stock options exercisable within 60 days of March 1, 2006. Mr. Raphael may be deemed the beneficial owner of shares of Common Stock held by Trade Consultants, Inc. Pension Plan, Trade Consultants Inc., the trust for the benefit of his wife, and the shares of Common Stock held by his children. Mr. Raphael disclaims such beneficial ownership.

(8)

Shares shown include (i) 450 shares of Common Stock held by Edge Holding Company, a limited partnership of which Mr. Sfondrini and a corporation wholly owned by him are the general partners, and (ii) 4,998 shares held by Mr. Sfondrini’s children. Mr. Sfondrini may be deemed the beneficial owner of the shares held by Edge Holding Company and his children. Mr. Sfondrini disclaims such beneficial ownership.

(9)

Shares shown include (i) 19,500 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of March 1, 2006, (ii) 8,497 shares held by Mr. Shower and (iii) 5,000 shares held in an IRA rollover account for the benefit of Mr. Shower.

(10)	Shares also include 8,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of March 1, 2006.

(11)

The business address of each of these beneficial holders is 875 N. Michigan Ave., Suite 3412, Chicago, Illinois 60611. Mark G. Egan is the sole shareholder and president of Marlin Capital Corp. and is a limited partner of The Private Investment Fund. Marlin Capital Corp. is the general partner of The Private Investment Fund. Marlin Capital Corp. has the authority to direct the investments of The Private Investment Fund and consequently to authorize the disposition and vote of the shares of Common Stock held by The Private Investment Fund. Mr. Egan may be deemed to have indirect beneficial ownership of the shares of Common Stock owned by The Private Investment Fund. The information regarding The Private Investment Fund, Marlin Capital Corp. and Mr. Egan (included in Notes 11 and 12), is based on a filing made with the SEC reflecting beneficial ownership of the Common Stock as of December 21, 2004.

(12)	Shares shown consist of 925,000 shares of Common Stock owned by The Private Investment Fund and 25,700 shares of Common Stock owned by Mr. Egan.

(13)

The business address of this beneficial holder is 1414 Avenue of the Americas, New York, New York 10019. The information regarding Royce & Associates, LLC is based on a filing made with the SEC reflecting beneficial ownership of the Common Stock as of December 31, 2005.

(14)

Shares shown include (i) 619,100 shares of Common Stock that may be acquired pursuant to stock options exercisable within 60 days of March 1, 2006, and (ii) 15,537 shares of restricted Common Stock that executive officers will receive within 60 days of March 1, 2006.

Compliance with Section 16(a) of the Exchange Act – Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s Directors, executive officers and persons who beneficially own 10% or more of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2005 all its Directors and executive officers and 10% or greater holders complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

Executive Compensation - Set forth below is information regarding the compensation of the Company’s Chief Executive Officer (the “CEO”) and the other executive officers of the Company (together with the CEO, the “named officers”).

Summary Compensation Table. The summary compensation table set forth below contains information regarding the combined salary, bonus and other compensation of each of the named officers for services rendered to the Company in 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

				Long Term Compensation
		Annual Compensation (1)		Restricted Stock	Securities Underlying Options	All Other
Name and Principal Position	Year	Salary	Bonus (2)	Awards (3)	(Shares)	Compensation (4)

John W. Elias	2005	$350,000	$190,000	$141,019	—	$4,040
Chairman of the Board,	2004	$350,000	$210,000	$93,852	50,000	$4,040
President and Chief
Executive Officer	2003	$350,000	$200,000	—	50,000	$2,630

Michael G. Long	2005	$194,625	$95,000	$76,942	—	$7,000
Executive Vice	2004	$178,500	$109,000	$47,203	—	$6,500
President and Chief
Financial Officer	2003	$166,700	$59,000	$29,808	—	$6,000

John O. Tugwell	2005	$199,500	$105,000	$76,942	—	$7,000
Executive Vice	2004	$183,000	$111,000	$47,203	—	$5,935
President and Chief
Operating Officer	2003	$172,000	$59,000	$29,808	—	$6,000

(1)	Other annual compensation for the named individuals during each of 2005, 2004 and 2003 did not exceed the lesser of $50,000 or 10% of the annual compensation earned by such individual.

(2)

Bonuses are shown for the performance year in which they were earned and are paid on or about April 1 of the following year. For example, the bonuses shown in the table for 2005 performance were paid on or about April 1, 2006.

(3)

Reflects restricted stock awards made pursuant to the Incentive Plan. The dollar value included in the table reflects the valuation at the time of the award. In the case of all restricted stock awards made to executive officers in the last three fiscal years, shares were not issued at the time of the award and instead are issued ratably over three years beginning on the first anniversary of the date of grant, in accordance with the vesting schedule for the award. Mr. Elias received awards of 7,110 and 8,583 shares of restricted stock on April 1, 2004 and April 1, 2005, respectively. Messrs. Long and Tugwell each received awards of 7,200, 3,576 and 4,683 shares of restricted stock on April 1, 2003, April 1, 2004 and April 1, 2005, respectively. Awards of restricted stock, all of which provide that actual shares are issued only upon vesting, have also been made in prior periods. If actual shares had been issued at grant for the restricted stock awards made in 2005 and all prior periods, the number and value of restricted shares held by the named officers at December 31, 2005 would be as follows: Mr. Elias: 13,323 shares ($331,876); Mr. Long: 9,467 shares ($235,823); and Mr. Tugwell: 9,467 shares ($235,823).

(4)

In the case of Mr. Elias, amounts shown represent payments by the Company for life insurance on his account. In the case of Messrs. Long and Tugwell, amounts shown represent the Company’s contributions under its 401(k) Plan. No amounts are included for Mr. Tugwell for payments received by him in respect of overriding royalty interests granted prior to his becoming an executive officer.

Option/SAR Grants. There were no grants of stock options during 2005 to the named officers.

Option/SAR Exercises and 2005 Year-End Option/SAR Values. Shown below is information with respect to option exercises and the value of the outstanding options held by the named officers for the year ended December 31, 2005.

	Shares Acquired On	Value	Number of Securities Underlying Unexercised Options/SARs at FY-End(#)		Value of Unexercised In-the-Money Options/SARs at FY-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
John W. Elias	—	—	424,000	50,000	$8,528,680	$546,000
Michael G. Long	12,000	$253,320	30,000	—	$535,425	—
John O. Tugwell	—	—	37,000	—	$678,028	—

(1)           The excess, if any, of the market value of Common Stock at fiscal year end ($24.91 per share) over the option exercise price, expressed in dollars.

401(k) Employee Savings Plan - The Company has a tax-qualified 401(k) Employee Savings Plan (the “401(k) Plan”) for its employees generally, in which the executive officers also participate. Under the 401(k) Plan, eligible employees are permitted to defer receipt of their compensation up to the maximum amount allowed by law, with the employee’s contribution not to exceed $15,000 for the current year (subject to certain limitations and exceptions imposed under the Internal Revenue Code of 1986, as amended (the “Code”)). The 401(k) Plan provides that a discretionary match of employee deferrals may be made by the Company in cash or stock. Pursuant to the 401(k) Plan, in 2005, the Company elected to match 100% of the first 4% of employee deferral, subject to limitations imposed by the Internal Revenue Service. Effective beginning January 1, 2006, the Company has elected to match 100% of the first 8% of employee deferral, subject to limitations imposed by the Internal Revenue Service. The amounts held under the 401(k) Plan (except for matching contributions by the Company in Common Stock) are invested among various investment funds maintained under the 401(k) Plan in accordance with the directions of each participant. Except for customary “blackout” periods imposed from time to time by the Company on all employees including executive officers, the 401(k) Plan does not restrict employees from selling vested shares of the Company’s Common Stock held in the plan. Salary deferral contributions by employees under the 401(k) Plan are 100% vested. Company contributions vest 50% at the completion of the first year of employment with the remaining 50% vesting at the completion of the second year of employment. All Company contributions after the completion of the second year of employment are fully vested. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment.

Employment Agreements and Change of Control Agreements - Mr. Elias entered into an employment agreement with the Company effective November 1998. The initial term of his employment agreement ended December 31, 2001. Thereafter, the agreement automatically renews for successive one-year terms and will continue to do so at the end of each calendar year unless either party gives advance notice of non-renewal. Most recently, the agreement was automatically renewed through December 31, 2006. Mr. Elias’ employment agreement calls for a minimum base salary of $350,000 per year during the first three years of the employment agreement and may be increased thereafter at the discretion of the Compensation Committee. His employment agreement did not provide for an annual bonus for 1999. Thereafter he is afforded a bonus opportunity of at least 100% of base salary with a target incentive bonus of at least 50% of base salary keyed to specific performance objectives established by the Compensation Committee. In addition, the agreement provided for a January 1999 initial grant of non-qualified stock options (referred to as NSOs) for the purchase of 200,000 shares of Common Stock exercisable at fair market value of the Common Stock on the date of grant, having a ten-year term and becoming exercisable 1/3 upon issue, and 1/3 upon each of January 1, 2000 and January 1, 2001. The agreement also provides for subsequent grants of NSOs, at the discretion of the Board of Directors, on January 1 of the years 2000 through 2004 for 50,000 shares each exercisable at the fair market value of the Common Stock on the date of each subsequent grant. These subsequent options have a ten-year term and vest 100% on the second anniversary of the grant date. Such agreement also provides that the Company will provide a $1,000,000 term life insurance policy for Mr. Elias, together with a tax gross-up payment in the amount necessary to offset any applicable taxes imposed on him by reason of such insurance policy and gross up. Upon termination of employment by the Company (except under certain limited circumstances defined as “for cause” in the agreement or upon certain material breaches of the agreement by Mr. Elias) or by Mr. Elias for certain reasons, such as the Company’s material breach of the agreement or the assignment to Mr. Elias of duties inconsistent with his position as set forth in the agreement (“for good reason”), Mr. Elias will generally be entitled to certain benefits (the “Termination Benefits”) including: (1) continued payment of his base salary then in effect for the unexpired portion of the term of the agreement; (2) immediate vesting of all outstanding stock options granted by the Company to him which will remain exercisable for a period of 12 months after such termination (but in no event beyond the expiration of the original term of such stock option grants); (3) a lump sum cash payment equal to his prorated incentive target bonus in the year of termination; (4) life insurance coverage and annual tax gross-up of premium payments shall continue to be provided for the unexpired portion of the term of the agreement; (5) cash payments equal to the amount credited to his account under any employee profit sharing plan or stock ownership plans that are forfeitable in accordance with the terms of such plans; and (6) participation for a period of 18 months after the date of termination in the Company’s group health plan. The employment agreement of Mr. Elias provides for a covenant limiting competition with the Company during employment with the Company and, if the employment ends by reason of Mr. Elias’ disability or his terminating his employment for good reason, for as long as the Company is providing him with Termination Benefits.

Messrs. Long and Tugwell are both employees at will of the Company.

All current employees of the Company, including Messrs. Elias, Long and Tugwell, are parties to a severance agreement that provides for certain benefits in the event of a “change of control” as defined in the agreement. Pursuant to such agreements, if the named officers’ employment by the Company is subject to an involuntary termination (which includes a voluntary resignation within sixty (60) days after, among other things, a significant reduction in duties of the employee or a reduction in annual salary, bonus or benefits) occurring within two (2) years after a change in control of the Company, the officer is entitled to receive a lump sum severance amount, which is 2.99 times annual salary and targeted annual bonus in Mr. Elias’ case and 2.0 times annual salary and targeted annual bonus in the case of each of Messrs. Long and Tugwell. In addition, the employee would be entitled to the remaining portion of any prior years’ incentive bonus award, continued coverage in Company welfare and benefit plans for up to thirty-six (36) months, certain outplacement services up to a maximum cost to the Company of $6,000, and a tax gross-up payment designed to keep the employee whole with respect to any taxes imposed by Section 4999 of the Code. Under the severance plan, a “change of control” occurs if: (i) the Company (A) shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or (B) is to be dissolved and liquidated, and as a result of or in connection with such transaction, the persons who were Directors of the Company before such transaction shall cease to constitute a majority of the Board; (ii) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act acquires or gains ownership or control (including, without limitation, power to vote) of 20% or more of the outstanding shares of the Company’s voting stock (based upon voting power), and as a result of or in connection with such transaction, the persons who were Directors of the Company before such transaction shall cease to constitute a majority of the Board; or (iii) the Company sells all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires stockholder approval pursuant to the Texas Business Corporation Act. It is estimated that in the event all of the Company’s employees were terminated at April 10, 2006 pursuant to a change of control, the total severance payments owed for all employees pursuant to these severance agreements would be $11,885,199 (not including the costs of outplacement services and taxes), including $1,726,725 for Mr. Elias; $657,200 for Mr. Long; and $704,000 for Mr. Tugwell.

Compensation Committee Interlocks and Insider Participation - The members of the Compensation Committee of the Board of Directors are Messrs. Andress (Chairman), Clarkson, Shower and Work. None of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company’s Board of Directors.

Performance Graph - The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return of the Standard & Poor’s 500 Stock Index and an index composed of all publicly traded oil and gas companies identifying themselves by primary Standard Industrial Classification (“SIC”) Code 1311 (Crude Petroleum and Natural Gas) for the period beginning December 31, 2000 and ending December 31, 2005.

Assumes $100 invested on December 29, 2000 and assumes dividends reinvested

		SIC Code	S&P 500
	Edge	Index	Index

December 29, 2000	$100.00	$100.00	$100.00
December 31, 2001	$53.67	$91.76	$88.12
December 31, 2002	$37.97	$97.82	$68.64
December 31, 2003	$102.48	$157.10	$88.33
December 31, 2004	$147.65	$199.58	$97.94
December 31, 2005	$252.25	$286.73	$102.75

Pursuant to SEC Rules, the foregoing Performance Graph and the Compensation Committee Report that follows are not “soliciting material”, are not deemed filed with the SEC and are not incorporated by reference with the Company’s Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in such report.

Compensation Committee Report on Executive Compensation - The members of the Compensation Committee consist of Messrs. Andress (Chairman), Clarkson, Shower and Work. The Company’s executive compensation has as its objectives to (a) further the achievement of the Company’s financial objectives, (b) focus executives on attainment of growth and the creation of stockholder value over time and (c) attract and retain talented and motivated executives. The executive compensation program is intended to provide an overall level of compensation that the Compensation Committee believes, based on its own judgment and experience, is competitive with levels of compensation provided by other companies in the industry. The programs link each executive’s compensation directly to individual and Company performance. A significant portion of each executive’s total compensation is variable and dependent upon the attainment of operating and financial goals, individual performance objectives and the appreciation in value of the Common Stock.

Executive compensation primarily consists of three components: (a) base salary, (b) annual incentive compensation in the form of a cash bonus payment and (c) long-term equity-based incentive compensation. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding compensation levels and programs in the oil and natural gas exploration and production industry, which was provided by a company that surveys and compiles annual energy compensation information. The Company’s compensation scheme focuses on both short-term goals, through the awarding of annual bonuses, and long-term goals, through the awarding of stock options and restricted stock.

Individual salary levels, bonus awards and changes in remuneration of the individual executives are determined by the Compensation Committee or the Board as a whole, subject in the case of Mr. Elias, to the terms of his employment agreement. The Compensation Committee affirmatively approved the renewal of Mr. Elias’s employment agreement, which renews automatically for successive one-year terms unless either Mr. Elias or the Company elects otherwise. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the salaries of and awards to employees. Actual grants or awards of stock, including stock options, as well as changes in salaries are individually determined and administered by the Compensation Committee or the Board as a whole (acting on the recommendation of the Compensation Committee), in each case taking into account recommendations from the Chief Executive Officer.

Base Salary. Base salaries of the executive officers (including that set forth in Mr. Elias’ employment agreement) are determined based on the Compensation Committee’s review of a number of factors, including comparable industry data and individual factors such as an executive’s specific responsibilities, experience, individual performance and growth potential as well as independently obtained salary surveys. The Compensation Committee’s salary recommendations are subject to approval of the full Board. Base salaries are designed so that salary opportunities for a given position will generally be between 90% and 100% of the competitive base salary midpoint established for each position. The employment contract of Mr. Elias requires the Compensation Committee to annually review his base salary and make a recommendation to the Board of Directors regarding possible increases. Such recommendations are made after careful review of the Company’s and Mr. Elias’ performance. Under the terms of Mr. Elias’ employment agreement, the Board of Directors may, in its sole discretion, increase but not decrease his salary. No salary increase was recommended by the Compensation Committee or granted by the Board for Mr. Elias during 2005. Effective April 1, 2005, Mr. Long received a merit increase in base salary to $200,000 and Mr. Tugwell received a merit increase in base salary to $205,000. Effective April 1, 2006, Mr. Long received a merit increase in base salary to $212,000, and Mr. Tugwell received a merit increase in base salary to $220,000. Such increases were based on their performance.

Bonus. Under the Company’s bonus program, the annual bonus of the executive officers is determined by recommendation of the Compensation Committee, after reviewing recommendations of the Chairman and Chief Executive Officer, which is then submitted to the full Board for approval. The amount of bonus that may be earned is based on a targeted percentage of the executive officer’s annual salary, subject to a maximum-targeted percentage. The bonuses of the executive officers for 2005 performance was based 80% on achievement of the Company’s performance objectives as established by the Compensation Committee and 20% on achievement of the individual’s performance objectives, and were paid in cash in April 2006. The Company’s overall performance objectives are measured by certain operational and financial objectives. The operational objectives for the Company for 2005 consisted of targeted annual increases in reserves (weighted 40%) and production (weighted 30%), competitive finding and development costs (“F&D”) (weighted 15%), lease operating expense (“LOE”) (weighted 7.5%) and general and administrative expenses (“G&A”) (weighted 7.5%), as compared with those projected in the Company’s annual budget for the applicable period. Both the LOE and G&A measures are calculated on the unit-of-production basis with targets set by the Compensation

Committee. In addition, the F&D objective, weighted at 15%, is calculated as a three-year moving average using a unit-of-production basis, and is determined without including any F&D costs associated with acquisitions. This is the only category of the performance objectives where acquisitions are excluded. The financial goals for the Company for 2005 were: (1) to ensure that funds were available to execute the Company’s overall recommended case capital spending program as projected in its 2005 annual budget and plan (the “Recommended Case”) while maintaining a prudent financial structure with a debt-to-total capital ratio of less than 30%, subject to adjustment due to acquisitions; (2) to fund the Recommended Case, excluding acquisitions, from internal cash flow rather than taking on more debt; and (3) building pre-tax cash flow from our exploration and production activities to a level sufficient to provide the necessary funds to conduct a program that will provide consistent physical (reserve and production) and fiscal (cash flow and net income) growth for the Company.

Individual performance is assessed by a performance management process based on mutually defined expectations for each employee, including executive officers. The process includes individual appraisal components that are both objective and subjective. The objective components include quantifiable objectives and the subjective performance components include roles and accountabilities, performance attributes and behaviors. Individual performance of the executive officers, except the Chief Executive Officer, is first assessed by the Chief Executive Officer, who makes recommendations to the Compensation Committee for its consideration. Bonus opportunities for 2005 for Messrs. Long and Tugwell ranged from 0% to 84% of base salary and for Mr. Elias from 0% to 100% of his base salary. For 2006, maximum bonus opportunities will be 110%, 120% and 130% of base salary for Messrs. Long, Tugwell and Elias, respectively.

With respect to 2005, the Company met or exceeded its performance objectives in the areas of reserve growth and increased production, but failed to meet its objectives in the areas of reduced finding and development costs, lease operating expenses and general and administrative costs. However, the Compensation Committee felt that a number of factors contributed to the higher general and administrative expense that were beyond management’s control, including higher bonus awards paid in 2005 than had been anticipated; higher costs of auditing, tax work and SOX compliance than anticipated (including carryover work from 2004 that had not been forecasted); increased compensation expense for non-employee directors; and the Company’s hurricane Katrina relief contribution, which had not been forecasted. After taking into account an adjustment for those items, the Company did meet its goals for the general and administrative costs objective, with a resulting increase in the Company performance objective component of the bonus awards. Additionally, the Compensation Committee approved a supplement of the bonus awards for ten members of the management team, which includes Messrs. Elias, Long and Tugwell, because of their significant contributions toward the physical and fiscal growth of the Company during the past year, including the expansion of the Company’s asset base through successful acquisitions, alliances and new acreage purchases in South Texas and several new areas. In recognition of these managers’ contributions, the Committee approved a bonus supplement of $123,000 in the aggregate for the ten-member management team that includes Messrs. Elias, Long and Tugwell. Attainment of the Company objectives for reserve growth, increased production and reduced general and administrative costs (adjusted to take into account the matters discussed above), when combined with their share of the management team bonus supplement amount and their individual performance rating, resulted in the Compensation Committee’s bonus recommendation for 2005 for Mr. Long of $95,000 and for Mr. Tugwell of $105,000, which amounts were approved by the Board of Directors at their March 2006 meeting.

With respect to Mr. Elias, the same Company objectives and weightings applicable to the other executive officers, as discussed above, were applicable in determining the Company component of his bonus award for 2005. The Compensation Committee also considered the achievement of individual performance objectives for Mr. Elias. These individual objectives for evaluating Mr. Elias’ performance included an assessment of his success in providing overall direction for the Company; creating and implementing a business plan; interfacing with the Board; creating an effective, cohesive executive management team critical to the future success of the Company; reinforcing a culture of teamwork, integrity and diversity; stretching targets for both Company and individual performance; and fostering employee involvement and achievement. It was the judgment of the Compensation Committee that significant progress was made on all these objectives by the Company, and Mr. Elias has been instrumental in achieving these results. Hence, the Compensation Committee recommended, and in its March 2006 meeting the Board approved, a bonus award for 2005 for Mr. Elias of $190,000.

Long-Term Equity-Based Compensation. The Company has relied on grants of stock options and grants of restricted stock under its Incentive Plan and, in the past, in the case of Mr. Elias, outside of the Incentive Plan, to provide long-term incentive-based compensation. All grants made in 2005 were pursuant to the Incentive Plan. The objectives of the Incentive Plan are to (i) attract and retain the services of key employees, qualified independent directors and qualified consultants and other independent contractors and (ii) encourage the sense of proprietorship and stimulate the active interest of those persons in the development and financial success of the Company. At December 31, 2005, options under the Incentive Plan had been granted to 56 current and former employees and Directors, at exercise prices ranging from $2.11 per share to $13.99 per share. While the Company has relied on option grants in prior years, in 2005, the Company determined not to grant to employees, including executive officers, any options to purchase shares of stock of the Company.

Restricted stock awards are made to executive officers as part of their long-term equity-based compensation. Such awards are made by the Compensation Committee. Relevant factors in the determination of grants include data regarding stock grants at comparable companies and recommendations of the Chief Executive Officer. In determining the amount of shares to award executive officers, the Compensation Committee also considers, among other things, the relative grade levels of the officers. The restricted stock awards are designed to encourage executive officers to retain an ownership interest in the Company, to align their interests with those of stockholders and to reward increases in the Company’s share price over time. A restricted stock award is a grant of a right to receive shares that vest over time. As the stock award vests, the shares are owned outright. The currently outstanding restricted stock held by executive officers vests and is issued in equal one-third increments on the first, second and third anniversary of the date of grant. In the last three years, the Compensation Committee has recommended the award of restricted stock instead of, or in addition to, options because in the view of the Compensation Committee, restricted stock is a better way to provide significant equity compensation that can generate more predictable long-term rewards than stock options.

Grants of stock options to executive officers may be made by the Compensation Committee. The employment agreement of Mr. Elias sets forth the number and terms of his initial and subsequent option grants through 2004. All other grants are made at the discretion of the Compensation Committee or the Board as a whole. Awards of options are determined on the basis of factors similar to those used to determine awards of restricted stock. The exercise price of all stock options has been equal to at least the fair market value of the Common Stock on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of the Common Stock appreciates. Stock options are thus designed to align the interests of the Company’s executives with those of its stockholders by encouraging executives to enhance the value of the Company and hence, the price of the Common Stock and each stockholder’s return.

Since the Company’s initial public offering, certain non-executive employees of the Company received grants of overriding royalty interests in oil and gas prospects of the Company where such interests had been earned pursuant to employment agreements between such employees and the Company. Effective June 1, 1999, all employment agreements which provided for overriding royalty interests were terminated. Pursuant to a policy adopted as of that date, no employee of the Company is entitled to an overriding royalty interest on any prospect that is defined and leased after July 1, 2000. Overrides which were earned in prospects prior to July 1, 2000 or assigned of record remain valid. Executive officers of the Company have not been entitled to receive overriding royalty grants since the Company’s initial public offering. Prior to becoming an executive officer, Mr. Tugwell received overriding royalty interests under the Company’s prior practice and has, and will in the future, receive payments pursuant to such interests.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to company’s executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. Option grants that are made outside of stockholder-approved plans, such as most of the options grants made to Mr. Elias, are generally subject to the deductibility limits of Section 162(m). In addition, restricted stock awards that vest solely on the basis of the passage of time are not considered performance-based compensation under Section 162(m), so compensation realized upon the vesting of restricted units awarded to executive officers to the extent the $1 million limitation is exceeded will not be deductible by the Company. In the future, while the tax impact of compensation arrangements is one factor the Committee will consider, that impact must be evaluated in light of the Company’s overall compensation philosophy and objectives. Accordingly, the Committee will seek to qualify compensation for deductibility in instances where it believers that to be in the best interests of the Company but retains discretion to authorize the payment of nondeductible amounts.

Compensation of Chief Executive Officer. Mr. Elias’ compensation, as described above, is generally determined in part by the terms of his employment agreement, which was approved by the Board as a whole and the Compensation Committee. In doing so, the Board and Compensation Committee considered a variety of factors, including a review of comparable industry data, the compensation package of Mr. Elias’ predecessor at the Company and negotiations between Mr. Elias and the Compensation Committee. In addition to the compensation contemplated by his employment agreement, Mr. Elias was awarded 8,583 shares of restricted stock in 2005. The Compensation Committee recommended this award in recognition of his leadership in moving the Company forward in a positive manner and his expected future contributions.

The Compensation Committee:

Thurmon Andress, Chair

Jonathan M. Clarkson

Robert W. Shower

David F. Work

Equity Compensation Plan Information - The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	492,970	$6.61	355,224
Equity compensation plan not approved by security holders	461,000	$5.53	—

Total	953,970	$5.93	355,224

All amounts set forth opposite “Equity compensation plans approved by security holders” relate to the Incentive Plan. Amounts set forth opposite “Equity compensation plan not approved by security holders” relate to the Amended and Restated Edge Petroleum Corporation Elias Stock Incentive Plan (the “Elias Plan”), which is described below.

(1)   The shares set forth in column (a) are comprised of shares of Common Stock that may be issued in the future pursuant to currently outstanding options for the purchase of Common Stock and shares of Common Stock that may be issued in the future pursuant to currently outstanding restricted stock awards. In the case of restricted stock awards, the Company does not actually issue shares of Common Stock until and to the extent the awards vest. The amounts set forth in column (a) include 218,520 shares with respect to the Incentive Plan that may be issued in the future pursuant to currently outstanding restricted stock awards.

(2)   The calculations of weighted average exercise prices are exclusive of restricted stock awards. In the case of equity compensation plans approved by security holders, the amount is based solely on options to purchase 274,450 shares of Common Stock pursuant to the Incentive Plan. In the case of equity compensation plans not approved by security holders, the amount is based on options to purchase 461,000 shares of Common Stock pursuant to the Elias Plan.

(3)   All of the shares set forth in column (c) with respect to the Incentive Plan may be issued pursuant to stock awards, including stock options, restricted stock grants and stock appreciation rights.

The Elias Plan, which provides for awards of restricted stock and of options for the purchase of Common Stock, was approved by the Board of Directors of the Company and 475,000 shares of Common Stock were initially reserved for issuance thereunder, of which no shares remain available for additional awards at December 31, 2005. As of December 31, 2005, options for the purchase of 461,000 shares of Common Stock and a restricted stock award relating to 14,000 shares of Common Stock had been made to Mr. Elias under the Elias Plan. The Elias Plan was adopted to induce and retain the employment of Mr. Elias and to stimulate his active interest in the development and financial success of the Company. Mr. Elias’ employment agreement contemplates the issuance to him of options for the purchase of up to 450,000 shares of Common Stock, all of which options had been issued under the Elias Plan as of December 31, 2005. The Elias Plan provides for the issuance of an initial option award to Mr. Elias for the purchase of 200,000 shares of Common Stock effective January 8, 1999, which became exercisable in increments of one-third of the shares subject thereto annually beginning on the date of grant, has a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant. The Elias Plan provides that all subsequent option awards under the Elias Plan, which may be made in the sole discretion of the Board, be of options with a ten-year term, becoming exercisable in full upon the second anniversary of the date of grant and with an exercise price not less than the fair market value of the Common Stock on the date of grant. Pursuant to the Elias Plan, the Board approved grants of NSOs to purchase 50,000 shares of Common Stock effective on or about January 1 of each of the years 2000 through and including 2003. For 2004, options for the purchase of 37,000 shares were issued to Mr. Elias under the Elias Plan and options for the purchase of 13,000 shares were issued to him under the Incentive Plan. All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. The Elias Plan provides for an award of 14,000 shares of restricted stock to Mr. Elias effective March 1, 2001, which vested in increments of one-third of the shares subject thereto annually beginning on the first anniversary of grant. An option award to Mr. Elias for the purchase of 24,000 shares of Common Stock was made from the Elias Plan on April 1, 2002, which becomes exercisable in full upon the second anniversary of the date of grant at an exercise price equal to the fair market value of the Common Stock on the date of grant.

Certain Transactions

The transactions described below were carried out with parties that may be deemed to be affiliates, and it is possible that the Company would have obtained different terms from a truly unaffiliated third party.

Affiliates’ Ownership in Prospects. Edge Group Partnership, a general partnership composed of limited partnerships of which Mr. Sfondrini and a company controlled by Mr. Sfondrini are general partners, Edge Holding Company, L.P., a limited partnership of which Mr. Sfondrini and a corporation wholly owned by him are the general partners, Andex Energy Corporation and Texedge Energy Corporation, corporations of which Mr. Andrews is an officer and members of his immediate family hold ownership interests, Mr. Raphael, Essex Royalty Joint Venture I (“Essex I”) and Essex Royalty Joint Venture II (“Essex II”), both being joint venture partnerships of which Mr. Sfondrini and a company wholly owned by Mr. Sfondrini are managers, own certain working interests in the Company’s Nita and Austin Prospects and certain other wells and prospects operated by the Company. These working interests aggregate

7.19% in the Austin Prospect, 6.27% in the Nita Prospect and are negligible in other wells and prospects. These working interests bear their share of lease operating costs and royalty burdens on the same basis as the Company. Amounts paid to these entities and individual by the Company represent their respective pro-rata ownership shares in the particular properties involved. In addition, Bamaedge, L.P., a limited partnership of which Andex Energy Corporation is the general partner, and Mr. Raphael also hold overriding royalty interests with respect to the Company’s working interest in certain wells and prospects. Neither Mr. Raphael nor Bamaedge, L.P. has an overriding interest in excess of .075% in any one well or prospect. Essex I and Essex II own royalty and overriding royalty interests in various wells operated by the Company. The combined royalty and overriding royalty interests of Essex I and Essex II do not exceed 6.2% in any one such well or prospect. The gross amounts distributed or accrued to these persons and entities by the Company in 2005 on account of their proportionate ownership interests (including net revenue, royalty and overriding royalty interests) and the amounts these same persons and entities paid to the Company for their respective share of lease operating expenses and other costs is set forth in the following table:

Owner	Total Amounts Paid by the Company to Owners in 2005 including Overriding Royalty*	Lease Operating Expenses paid to the Company by Owners in 2005
Andex Corporation/ Texedge Corporation	$3,105	-0-

Bamaedge, L.P.	$2,057	-0-

Edge Group Partnership	$291,773	$66,146

Edge Holding Co., L.P.	$54,048	$12,711

Essex I Joint Venture	$23,887	-0-

Essex II Joint Venture	$79,781	$13,114

Stanley Raphael	$3,630	$659

Total	$458,281	$92,630

*      In the case of Essex I and II Joint Ventures, amounts include royalty income in addition to working interest income.

Code of Ethics

The Company has adopted a code of ethics that applies to all Company employees including executive officers, as well as each member of the Company’s Board of Directors. The code of ethics is available at the Company’s website at http://www.edgepet.com. The code includes policies on employment, conflicts of interest, and the protection of confidential information and requires adherence to all laws and regulations applicable to the conduct of the Company’s business.

PROPOSAL II

Approval of Proposal to Approve the Incentive Plan, Including an Amendment to

Increase the Number of Shares Reserved for Issuance Under the Incentive Plan

Description of the Proposal

The Board of Directors of the Company has unanimously adopted a resolution to submit to a vote of the stockholders a proposal to approve the Incentive Plan, including an amendment thereto to increase the number of shares of Common Stock reserved for issuance thereunder from 1,700,000 to 2,200,000. The objectives of the Incentive Plan are to (1) attract and retain the services of key employees, qualified non-employee directors and qualified consultants and other independent contractors and (2) encourage the sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of the Company by making awards designed to provide participants in the Incentive Plan with a proprietary interest in the growth and performance of the Company.

Stockholder approval of the Incentive Plan is necessary in order for certain performance-based compensation granted under the Incentive Plan to qualify for an exception to the deductibility limit of Section 162(m) of the Code, which generally limits the deductibility for federal tax purposes that may be attributable to compensation paid to certain executives to $1 million per covered executive. Approval of the Incentive Plan, as amended and restated June 1, 2004, including the performance measures to be used for performance awards (as defined below), and the increase in the number of shares reserved under the Incentive Plan will allow future grants under the Incentive Plan, including grants made with respect to the additional shares, to qualify for deductibility. Further, the Company has not increased the number of shares reserved under the Incentive Plan since 2003. The Company’s Board of Directors believes the Incentive Plan is achieving its purpose, and believes that to continue to carry out its purpose and to provide for a generally consistent percentage of shares reserved for issuance under the Incentive Plan in relation to the number of outstanding shares of Common Stock, it is necessary to amend the Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,700,000 shares to 2,200,000 shares. The proposed increase in the number of authorized shares reserved for issuance under the Incentive Plan is equal to approximately 2.9% of the currently outstanding Common Stock.

Principal Provisions of the Incentive Plan

The following summary of the Incentive Plan is qualified by reference to the full text of the current plan, as amended and restated effective as of June 1, 2004, which is attached as Appendix “A” to this Proxy Statement.

In 1997, the Company adopted the Incentive Plan and reserved 1,000,000 shares of Common Stock for use in connection therewith. The Incentive Plan was amended in 1998 to increase the number of shares reserved for issuance under the plan to 1,200,000. It was again amended in 2003 to increase the number of shares available for issuance to 1,700,000. Persons eligible for awards are:

•                  employees holding positions of responsibility with the Company and whose performance can have a significant effect on the success of the Company, as well as individuals who have agreed to be, and who actually become, employees within six months of the date of the award grant;

•                  non-employee directors; and

•                  certain non-employee consultants and other independent contractors.

As of December 31, 2005, options under the Incentive Plan had been granted to 56 current and former employees and Directors of the Company to purchase a total of approximately 788,100 shares of Common Stock at an exercise price per share equal to fair market value on the date of grant and restricted stock awards of approximately 556,676 shares, in the aggregate, had been granted to 112 current and former employees and Directors of the Company. As of December 31, 2005, 355,224 shares remained available for issuance under the Incentive Plan. If the stockholders vote in favor of the proposal set forth herein, an additional 500,000 shares of Common Stock will be reserved for issuance under the Incentive Plan. The proposed increase in the number of authorized shares reserved under the Incentive Plan is equal to approximately 2.9% of the currently outstanding Common Stock. Shares of Common Stock reserved for issuance under the Incentive Plan include shares subject to awards under the Incentive Plan that were forfeited, terminated, expire unexercised, or settled in such a manner that some or all of the shares of Common Stock covered under an award were not issued. The number of shares reserved under the Incentive Plan are to be adjusted in the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a stock dividend or other stock split. As of December 31, 2005, approximately 62 employees are eligible for awards under the Incentive Plan.

The Compensation Committee of the Company’s Board of Directors administers the Incentive Plan with respect to participants who are employees or independent contractors and has broad power to take actions thereunder, to interpret the Incentive Plan and to adopt rules, regulations and guidelines for carrying out its purposes. With respect to awards to employees and independent contractors, the Committee may, in its discretion, among other things, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any award, waive any restriction or other provision of the Incentive Plan or in any award or otherwise amend or modify any Award in any manner that is either (1) not adverse to that participant holding the award or (2) consented to by that participant. The Committee also may delegate to the Chief Executive Officer and other senior officers of the Company its duties under the Incentive Plan, except that the Committee may not delegate its authority to grant awards or take other action with respect to participants who are subject to Section 16 of the Exchange Act.

The Company’s Board of Directors may amend, modify, suspend or terminate the Incentive Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that:

•                  no amendment or alteration that would adversely affect the rights of any participant under any award previously granted to such participant shall be made without the consent of such participant; and

•                  no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

The Board of Directors may make some adjustments in the event of any subdivision or consolidation of outstanding shares of Common Stock, any declaration of a stock dividend payable in shares of Common Stock or other stock split, any recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, any adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends).

Awards to employees and independent contractors may be in the form of:

•                  rights to purchase a specified number of shares of Common Stock at a specified price not less than that of the fair market value of the Common Stock on the date of grant (referred to as options);

•                  rights to receive a payment, in cash or Common Stock, equal to the fair market value or other specified value of a number of shares of Common Stock on the rights exercise date over a specified strike price (referred to as stock appreciation rights or SARs);

•                  grants of restricted or unrestricted Common Stock or units denominated in Common Stock (referred to as stock awards);

•                  grants denominated in cash (referred to as cash awards); and

•                  grants of options, SARs, stock awards or cash awards that are made subject to the attainment of one or more pre-established, objective performance goals (referred to as performance awards).

The Incentive Plan contains specified limitations regarding employee awards (but not independent contractor awards), including the following limitations that apply for any one-year period: (1) an employee may not be granted options or SARs collectively exercisable for more than 135,000 shares; (2) an employee may not be granted stock awards covering more than 135,000 shares; and (3) an employee may not be granted cash or other awards under the Incentive Plan (other than options, SARs and stock awards) having a value in excess of $500,000 on the date of grant.

Subject to specified limitations, the Committee has the authority to determine the other terms, conditions and limitations of awards under the Incentive Plan with respect to employees and independent contractors. An option may be either an incentive stock option (referred to as an ISO) that qualifies, or an NSO that does not qualify, with the requirements of Sections 422 of the Code; provided, that independent contractors cannot be awarded ISOs. The Committee will determine the employees and independent contractors to receive awards and the terms, conditions and limitations applicable to each such award, which conditions may, but need not, include continuous service with the Company, achievement of specific business objectives, attainment of specified growth rates, increases in specified indices or other comparable measures of performance. Performance Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the grantee, the Company as a whole or one or more of the Company’s business units and may include any of the following performance measures:  increased revenue, net income, stock price, market share, earnings per share, return on equity or assets or decrease in costs.

With respect to Non-employee Director awards under the Incentive Plan, upon the initial election of a Non-employee Director, the Board of Directors of the Company may, in its discretion, grant the Non-employee Director an NSO to purchase up to 5,000 shares of Common Stock. Additionally, on the first business day of the month following the date on which each annual meeting of the Company’s stockholders is held, each Non-employee Director then serving may, at the discretion of the Board of Directors, be granted an NSO under the Incentive Plan to purchase 3,000 shares of Common Stock. No NSO awards were made to Directors during 2004 or 2005. Each NSO granted to a Non-employee Director under the Incentive Plan (1) has a ten year term, (2) has an exercise price per share equal to at least the fair market value of a share of Common Stock on the date of grant, and (3) becomes exercisable in full on the second anniversary of the date of grant. If a Non-employee Director resigns from the Company’s Board of Directors without the consent of a majority of the other Directors, such Director’s NSO’s may be exercised only to the extent they were exercisable on the resignation date. Finally, under the Incentive Plan, the Board of Directors of the Company may, at its election, pay all or a portion of a Non-employee Director’s annual retainer as an award of Common Stock, which stock award may be restricted or vest fully when issued, as specified by the Board.

Allocation of Shares Proposed to be Authorized; Cumulative Grants Under the Incentive Plan

The allocation of the 500,000 additional shares proposed to be authorized for issuance under the Incentive Plan is not currently determinable as such allocation is dependent upon future decisions to be made by the Compensation Committee in its sole discretion, subject to applicable provisions of the Incentive Plan. The following table summarizes certain information covering cumulative options and awards of restricted stock granted, before consideration of forfeitures and exercises, pursuant to the Incentive Plan, to:

•      each executive officer;

•      each nominee for election as a Director;

•      each person who has received 5% of the options reserved for issuance;

•      all current executive officers as a group;

•      all current Directors who are not executive officers, as a group; and

•      all current employees, including current officers who are not executive officers, as a group in each case, from inception of the Incentive Plan through December 31, 2005.

Incentive Plan Summary of Grants

As of December 31, 2005

Name	Cumulative Awards Granted (1)	Average Per Share Exercise Price (2)
John W. Elias (3)	28,693	$13.99
Michael G. Long	95,311	$5.68
John O. Tugwell	98,826	$5.79
All executive officers as a group (3)	222,830	$5.74
All current non-executive Directors	139,618	$5.99
All other current employees as a group	517,861	$5.54

(1)   Reflects options and restricted stock awards granted since adoption of the Incentive Plan through December 31, 2005.

(2)   Excludes restricted stock.

(3)   Grants to Mr. Elias also have been made under a separate plan. See the description of the Elias Plan under “Equity Compensation Plan Information” above.

As of April 13, 2006, the last reported sales price of Common Stock on the NASDAQ National Market was $25.29 per share.

Federal Income Tax Consequences

The following is a summary of the general rules of present federal income tax law relating to the tax treatment of stock awards, ISOs and NSOs issued under the Incentive Plan. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the particular circumstances of a participant under the Incentive Plan.

Stock Awards and Related Tax Payments. Under the Code, federal income tax consequences with respect to a stock award depend on the facts and circumstances of each stock award and, in particular, the nature of the restrictions imposed with respect to the shares that are the subject of the stock award. In general, if shares that are the subject of the stock award are actually issued to a participant, but are subject to a “substantial risk of forfeiture” (for example, if rights to ownership of the shares are conditioned upon the future performance of substantial services by the participant), a taxable event generally occurs only when the risk of forfeiture lapses. At such time as the substantial risk of forfeiture lapses, the participant will realize ordinary income to the extent of the excess of the fair market value of the shares on the date the risk of forfeiture lapses over the participant’s cost for such shares (if any), and the same amount is then deductible by the Company as compensation expense. If the restrictions with respect to the shares that are the subject of such stock award, by their nature, do not subject the participant to a “substantial risk of forfeiture” of the shares, then the participant will realize ordinary income with respect to the shares to the extent of the excess at the time of the grant of the fair market value of the shares over the participant’s cost; and the same amount is then deductible by the Company. If no shares are actually issued to the participant at the time the stock award is granted, the participant will generally realize ordinary income at the time the participant receives shares free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of the shares at such time over the participant’s cost, if any; and the same amount is then deductible by the Company. The Company’s deductions for compensation paid under the Incentive Plan are in all cases subject to certain applicable tax law limitations.

Options. Some of the options issuable under the Incentive Plan may constitute ISOs within the meaning of Section 422 of the Code, while other options granted under the Incentive Plan may be NSOs. The Code provides for tax treatment of stock options qualifying as ISOs that may be more favorable to participants than the tax treatment accorded NSOs. Generally, upon the exercise of an ISO, the optionee will recognize no income for federal income tax purposes. The difference between the exercise price of the ISO and the fair market value of the stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an ISO (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of an NSO, the optionee generally recognizes taxable income (subject to withholding) in an amount equal to the difference between the then-fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the NSO will be treated generally as capital gain or loss. No deduction is available to the Company upon the grant or exercise of an ISO (although a deduction may be available if the participant sells the shares so purchased before the applicable holding periods expire), whereas, upon exercise of an NSO, the Company is entitled to a deduction in an amount equal to the income recognized by the participant. Except with respect to death or disability, an optionee has three months after termination of employment in which to exercise an ISO and retain favorable tax treatment at exercise.

Other. In general, a federal income tax deduction is allowed to the Company in an amount equal to the ordinary income recognized by a participant with respect to awards under the Incentive Plan, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable and that the Company satisfies any withholding obligation with respect to such income. The ability of the Company to obtain a deduction for amounts paid under the Incentive Plan could be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million with respect to any such employee during any taxable year of the Company. However, certain exceptions apply to this limitation in the case of performance-based compensation. The Incentive Plan contains provisions consistent with the exception requirements with respect to the grant and payment of certain performance-based awards (including certain options and Performance Awards) so as to be eligible for the performance-based exception.

Board Recommendation.

The Board believes that the approval of the Incentive Plan, including the amendment to increase the number of shares reserved for issuance thereunder, is in the best interest of the Company and its stockholders. Since the amendment will increase the number of shares reserved for issuance under the Incentive Plan to all Directors and executive officers of the Company, each of the Directors and executive officers of the Company has an interest in and may benefit from the adoption of the amendment. Approval of the Incentive Plan, including the amendment to increase the number of shares reserved for issuance thereunder, will require the affirmative vote of a majority of the shares of Common Stock cast with respect to the consideration of the amendment. Accordingly, abstentions and broker non-votes will not be included in the tabulation of votes cast on this matter.

The Board therefore recommends that stockholders vote FOR approval of the Incentive Plan, including the amendment to increase the number of shares reserved for issuance thereunder.

PROPOSAL III

Approval of Appointment of Independent Registered Public Accounting Firm

The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of BDO Seidman, LLP as an independent registered public accounting firm to conduct an audit of the Company’s financial statements for the year 2006. Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, the Board of Directors has decided to ask our stockholders to approve this appointment. In accordance with the Company’s Bylaws, approval of the appointment of an independent registered public accounting firm will require the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

Representatives of BDO Seidman, LLP will attend the Annual Meeting and will be available to respond to questions that may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

The Board of Directors recommends that stockholders vote FOR the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm.

Change in Independent Registered Public Accounting Firm

On June 25, 2004, the Company dismissed its independent accountant, KPMG LLP and engaged BDO Seidman, LLP as its new independent registered public accounting firm and auditor. The decision to engage BDO Seidman, LLP and dismiss KPMG LLP was approved by the Audit Committee.

As noted in the Company’s Current Report on Form 8-K filed on June 30, 2004, none of the reports of KPMG LLP on the financial statements of the Company during their engagement contained an adverse opinion or was qualified or modified as to uncertainty, audit scope or accounting principles except as follows: KPMG LLP’s audit reports on the consolidated financial statements of Edge Petroleum Corporation and subsidiaries as of and for the years ended December 31, 2003 and 2002, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations and effective January 1, 2001, the Company changed its method of accounting for derivative instruments.”  These changes were made and this explanatory language was included pursuant to the required adoption on January 1, 2003 of Statement of Financial Accounting Standard (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” and the required adoption on January 1, 2001 of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended.

Further, during the Company’s two fiscal years ended December 31, 2003 and for the period from January 1, 2004 to June 25, 2004, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years. There were no reportable events (as defined in Regulation S-K, Item 304 (a)(1)(v)) during the Company’s two fiscal years ended December 31, 2003 and for the period from January 1, 2004 to June 25, 2004. During the Company’s two fiscal years ended December 31, 2003 and for the period from January 1, 2004 to June 25, 2004, the Company did not consult with BDO Seidman, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Independent Public Accountants’ Fees

BDO Seidman, LLP billed the Company as set forth in the table below for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2004, respectively, and for the reviews of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for such periods and for work on other SEC filings. Audit-related fees include BDO Seidman, LLP's due diligence review of mergers and acquisitions and audits of acquisitions during the years ended December 31, 2005 and 2004, respectively. Also set forth in the table below are amounts billed for tax services performed by BDO Seidman, LLP for the Company during 2005, namely (1) the preparation of current and amended corporate tax returns, (2) tax planning and advice for mergers and acquisitions, and (3) tax compliance consultations. All amounts billed by BDO Seidman, LLP were for work performed subsequent to its engagement during 2004 and 2005 and are reflected in the columns below.

	Fiscal 2005	Fiscal 2004

Audit Fees	$523,680	$632,118
Audit-related Fees	$71,800	$121,645
Tax Fees	$7,080	$62,700

The Audit Committee pre-approved all of the services described above that were provided during the fiscal year ended December 31, 2005 in accordance with the Audit Committee’s policy (discussed below) and the pre-approval requirements of the Sarbanes-Oxley Act. Accordingly, there were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy for the pre-approval of audit and non-audit services performed for the Company by the independent registered public accounting firm, which also specifies the types of services that the independent registered public accounting firm may and may not provide to the Company. The policy provides for general pre-approval of services and specific case-by-case approval of certain services. The services that are pre-approved include audit services and audit-related services such as due diligence services pertaining to potential business acquisitions and dispositions, tax services and may also include other services. The term of any pre-approval is 12 months and is generally subject to certain specific budgeted amounts or ratios as determined by the Committee. The Committee may revise the list of general pre-approved services from time to time based on subsequent determinations. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services which were addressed in the pre-approval, but exceed pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Committee. The Audit Committee does not delegate its responsibilities concerning pre-approval of services to management. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for services performed to date.

PROPOSAL IV

Other Business

Management does not intend to bring any business before the meeting other than the election of Directors, the proposal to increase the number of authorized shares reserved for issuance under the Incentive Plan and the appointment of BDO Seidman, LLP referred to in the accompanying notice. No other matter or nomination for Director has been timely submitted to the Company in accordance with the provisions of the Company’s Bylaws. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

Additional Information

Stockholder Communications - The Company’s Board of Directors has provided for a process for security-holders to send communications to the Board of Directors. Any security-holder can send communications to the Board by mail as follows:

Board of Directors of Edge Petroleum Corporation

c/o Corporate Secretary

1301 Travis, Suite 2000

Houston, Texas 77002

All security-holder communications will be relayed to all Board members. Communications from an officer or Director of the Company will not be viewed as security-holder communications for purposes of the procedure. Communications from an employee or agent of the Company will be viewed as security-holder communications for purposes of the procedure only if those communications are made solely in such employee’s or agent’s capacity as a security-holder.

Stockholder Proposals -  The Company’s Bylaws require written notice to be delivered to the Secretary of the Company by a stockholder:

•                  in the event of business to be brought by a stockholder before an annual meeting, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and

•                  in the event of nominations of persons for election to the board of directors by any stockholder,

•                  with respect to an election to be held at the annual meeting of stockholders, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and

•                  with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs.

If the date of the 2007 annual meeting of stockholders is not more than 30 days before, nor more than 60 days after, the first anniversary of the date of the 2006 Annual Meeting, stockholders who wish to nominate directors or to bring business before the 2007 Annual Meeting of stockholders must notify the Company no later than February 7, 2007. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the Company’s Bylaws. The Company’s Bylaws also provide for certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors of the Company.

Compliance with the above will generally result in a proposal that is proper business (or director nomination) being eligible to be brought before the stockholders for voting upon at the annual meeting. However, compliance with these requirements does not mean that the Company is required to include the proposal in the proxy solicitation material that the Company prepares and distributes. In order for a stockholder to require that a proposal be included by the Company in its proxy statement and proxy card, the stockholder must satisfy the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in addition to the requirements of the Bylaws. Rule 14a-8 addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, proposals that stockholders intend to have included in the Company’s proxy statement and form of proxy for the 2007 Annual Meeting of stockholders must be received by the Company no later than December 20, 2006. However, if the date of the 2007 Annual Meeting of stockholders changes by more than 30 days from the first anniversary of the date of the 2006 Annual Meeting of stockholders, the deadline by which proposals must be received is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a quarterly report on Form 10-Q or will otherwise be communicated to stockholders if it differs from the date set forth above. Stockholder proposals must also be otherwise eligible for inclusion.

By Authorization of the Board of Directors

/s/ Robert C. Thomas
Robert C. Thomas
Vice President, General Counsel & Corporate Secretary
April 19, 2006

APPENDIX “A”

INCENTIVE PLAN OF

EDGE PETROLEUM CORPORATION

(AS AMENDED AND RESTATED EFFECTIVE AS OF JUNE 1, 2004)

1. Plan. This Incentive Plan of Edge Petroleum Corporation (the “Plan”) was adopted by Edge Petroleum Corporation to reward certain corporate officers and key employees of Edge Petroleum Corporation and certain independent consultants by enabling them to acquire shares of common stock of Edge Petroleum Corporation.

2. Objectives. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to attract and retain qualified directors of the Company, to attract and retain consultants and other independent contractors, to encourage the sense of proprietorship of such employees, directors and independent contractors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Annual Director Award Date” means, for each year beginning on or after the IPO Closing Date, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

“Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

“Award” means an Employee Award, a Director Award or an Independent Contractor Award.

“Award Agreement” means any Employee Award Agreement, Director Award Agreement or Independent Contractor Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company” means Edge Petroleum Corporation, a Delaware corporation.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of a Director Option or a Director Stock Award.

“Director Award Agreement” means a written agreement between the Company and a Participant who is a Nonemployee Director setting forth the terms, conditions and limitations applicable to a Director Award.

“Director Stock Award” means a Stock Award granted to a Non-employee Director pursuant to the applicable terms, conditions and limitations specified in paragraph 9(b) hereof.

“Disability” means, with respect to a Non-employee Director, the inability to perform the duties of a Director for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

“Dividend Equivalents” means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an Employee of the Company or any of its Subsidiaries and actually becomes such an Employee within the following six months.

“Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose; provided that, notwithstanding the foregoing, “Fair Market Value” in the case of any Award made in connection with the IPO, means the price per share to the public of the Common Stock in the IPO, as set forth in the final prospectus relating to the IPO.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Independent Contractor” means a person providing services to the Company or any of its Subsidiaries except an Employee or Non-employee Director.

“Independent Contractor Award” means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Independent Contractor pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Independent Contractor Award Agreement” means a written agreement between the Company and a Participant who is an Independent Contractor setting forth the terms, conditions and limitations applicable to an Independent Contractor Award.

“IPO” means the first time a registration statement filed under the Securities Act of 1933 and respecting an underwritten primary offering by the Company of shares of Common Stock is declared effective under that Act and the shares registered by that registration statement are issued and sold by the Company (otherwise than pursuant to the exercise of any over-allotment option).

“IPO Closing Date” means the date on which the Company first receives payment for the shares of Common Stock it sells in the IPO.

“Non-employee Director” has the meaning set forth in paragraph 4(b) hereof.

“Nonqualified Stock Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee, Director or Independent Contractor to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant who is an Employee or Independent Contractor who is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

4. Eligibility.

(a) Employees. Key Employees eligible for Employee Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries, including those individuals who are expected to become Employees within six months.

(b) Directors. Directors eligible for Director Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries (“Non-employee Directors”).

(c) Independent Contractors. Independent Contractors eligible for Independent Contractor Awards under this Plan are those Independent Contractors providing services to, or who will provide services to, the Company or any of its Subsidiaries.

5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 1,700,000 shares of Common Stock, all of which shall be available for Incentive Options. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) This Plan, as it applies to Participants who are Employees or Independent Contractors but not with respect to Participants who are Non-employee Directors, shall be administered by the Committee. To the extent required in order for Employee Awards to be exempt from Section 16 of the Exchange Act by virtue of the provisions of Rule 16b-3, the Committee shall consist of at least two members of the Board who meet the requirements of the definition of “non-employee director” set forth in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

(b) Subject to the provisions hereof, insofar as this Plan relates to the Employee Awards or Independent Contractor Awards, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. Insofar as this Plan relates to Employee Awards or Independent Contractor Awards, the Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award or Independent Contractor Award, accelerate the vesting or exercisability of an Employee Award or Independent Contractor Award, eliminate or make less restrictive any restrictions contained in an Employee Award or Independent Contractor Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards or to Independent Contractor Awards) or an Employee Award or Independent Contractor Award or otherwise amend or modify an Employee Award or Independent Contractor Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award or Independent Contractor Award was granted or (ii) consented to by such Participant. The Committee may make an award to an individual who it expects to become an Employee of the Company or any of its Subsidiaries within the next six months, with such award being subject to the individuals actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Employee Award or Independent Contractor Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

8. Employee and Independent Contractor Awards.

(a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

(i) Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Right. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations 1.16227(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 135,000 shares of Common Stock;

(ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 135,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $500,000.

(c) The Committee shall have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made under this Plan and may make any such Awards as could be made to an Employee, other than Incentive Options; provided that the limitations described in paragraph 8(b) shall be inapplicable to Independent Contractor Awards.

9. Director Awards. Each Non-employee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

(a) Director Options.

(i) On the IPO Closing Date, each Non-employee Director shall be automatically awarded a Director Option for the number of shares of Common Stock determined in the following table:

Years of Service With the	Number of Shares
Company or its Predecessors	Subject to Option
4 years or greater	8,000
3 to 4 years	6,000
2 to 3 years	4,000
2 years or less	2,000

(ii) Each Non-employee Director who was first appointed or elected to the Board of Directors during the year ended December 31, 2002, shall be granted a Director Option that: (A) provides for the purchase of 5,000 Shares of Common Stock; (B) expires (notwithstanding any earlier termination of the status of the holder as a Non-employee Director) as set forth on Annex A hereto; (C) vests and becomes exercisable as set forth on Annex A; and (D) has a purchase price of each share of Common Stock subject to such Director Option as set forth on Annex A (which in any event is equal to or greater than the Fair Market Value as of February 20, 2003).

(iii) Effective beginning February 20, 2003, on the date of his or her first appointment or election to the Board of Directors, a Non-employee Director may, in the discretion of the Board of

Directors, be granted a Director Option that provides for the purchase of up to 5,000 shares of Common Stock.

(iv) Effective beginning on and including June 1, 2004, on each Annual Director Award Date, each Non-employee Director may, in the discretion of the Board, be granted a Director Option that provides for the purchase of up to 3,000 shares of Common Stock.

(v) Except as provided in or pursuant to (ii): (A) each Director Option shall have a term of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Non-employee Director; (B) the purchase price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant; and (C) all Director Options granted after July 27, 1999 shall vest and become exercisable on the second anniversary of the date of grant.

(vi) All unvested Director Options shall be forfeited if the Non-employee Director resigns as a Director without the consent of a majority of the other Directors.

(vii) Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company.

(b) Director Stock Awards. Effective beginning on and including June 1, 2004, on each Annual Director Award Date, each Non-employee Director who was serving as such on the date immediately preceding the most recent annual meeting of stockholders, may, in the discretion of the Board, be awarded shares of Common Stock in respect of all or a portion of the annual retainer to be paid to the Non-employee Director for the preceding twelve months. The Board may provide that all or a portion of any such shares of Common Stock be Restricted Stock and specify the restrictions thereon (unless otherwise specified by the Board, no shares of Common Stock issued as a retainer shall be Restricted Stock).

10. Payment of Awards.

(a) General. Payment of Employee Awards or Independent Contractor Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award or Independent Contractor Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Deferral. With the approval of the Committee, amounts payable in respect of Employee Awards or Independent Contractor Awards may be deferred and paid either in the form of installments or as a lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Employee Awards or Independent Contractor Awards in accordance with procedures established by the Committee. Any deferred payment of an Employee Award or Independent Contractor

Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

(c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award or Independent Contractor Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards or Independent Contractor Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

(d) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee or Independent Contractor may be offered an election to substitute an Employee Award or Independent Contractor Award for another Employee Award or Independent Contractor Award or Employee Awards or Independent Contractor Awards of the same or different type.

11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock or Director Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees or Independent Contractors to tender- Common Stock or other Employee Awards or Independent Contractor Awards; provided that any Common Stock that is or was the subject of an Employee Award or Independent Contractor Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award or Independent Contractor Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock or Director Restricted Stock used as consideration therefore, shall be subject to the same restrictions as the Restricted Stock or Director Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

12. Taxes. The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee or Independent Contractor to permit the payment of taxes required by law.

13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

14. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

15. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then, except with respect to the Existing Options, (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) the number of shares of Common Stock covered by Director Options granted pursuant to paragraph 9(a) hereof and (vi) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Director Options granted pursuant to paragraph 9(a) hereof and (v) the Stock Based Awards Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to outstanding Awards or other provisions for the disposition of outstanding Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an outstanding Award or the assumption of an outstanding Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the outstanding Award and, if the transaction is a cash merger, to provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an outstanding Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.

16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that grants of Awards under this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of such an Award or this Plan be interpreted to give effect to such intention. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

19. Effectiveness. The Plan as hereby amended and restated shall be effective as of June 1, 2004.

ANNEX A

NAME	EXPIRATION DATE	VESTING/ EXERCISABILITY (1)	PER SHARE PURCHASE PRICE
Joseph R. Musolino	06/03/2012	06/03/2004	$5.69
Thurmon Andress	01/23/2013	01/23/2005	$3.88
David F. Work	01/23/2013	01/23/2005	$3.88

(1) Options vest and become exercisable in full on the date set forth opposite the name of the applicable Non-employee Director.

EDGE PETROLEUM CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

10:00 a.m., June 7, 2006

Hyatt Regency Hotel

1200 Louisiana Street

Houston, Texas 77002

ADVANCE REGISTRATION

Attendance at the Annual Meeting is limited to holders of shares of Common Stock of Edge Petroleum Corporation (the “Company”) (or a designated representative or proxy) with proof of ownership and members of their immediate family and employees and guests of the Company. In order to attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of April 13, 2006, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing your ownership of Edge shares on April 13, 2006. Attendees may register at the door on the day of the meeting; however, advance registration for the Annual Meeting will expedite your entry into the meeting.

•                                          If you hold your Edge shares directly with the Company and you or a member of your immediate family plan to attend the Annual Meeting, please follow the Advance Registration instructions on the top portion of your Proxy Form, which was included in the mailing from the Company.

•                                          If you desire to appoint a person to attend the meeting and vote your shares on your behalf, you may do so by inserting that person’s name in the blank space provided at the top of your Proxy Form. Such person need not be a stockholder of the Company. At the meeting, such person must present to the inspector of elections a proxy signed by the stockholder, or by his or her attorney authorized in writing, as his or her name appears on our register of stockholders. If the stockholder is a corporation, the proxy must be executed by a duly authorized officer or attorney thereof.

•                                          If your Edge shares are held for you in a brokerage, bank or other institutional account and you wish to register in advance, please direct your request to:

Edge Petroleum Corporation

1301 Travis, Suite 2000

Houston, Texas 77002

Attention:  Corporate Secretary

Please include the following in your request:

•              Your name and complete mailing address;

•              The name(s) of any immediate family members who will accompany you; and

•              Proof that you own Edge shares (e.g., a photocopy of a brokerage or other account statement).

No cameras, video recorders or tape recorders of any type will be permitted in the meeting. We realize that many cellular phones have built-in cameras, and while these phones may be brought into the meeting venue, the camera function may not be used at any time. Inappropriate or disorderly behavior will result in expulsion from the meeting.

000000000.000 ext
000000000.000 ext
	000004	000000000.000 ext
MR A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext
ADD 1	Least Address Line	000000000.000 ext
ADD 2		000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6		C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold
	01 - Thurmon M. Andress	☐	☐
	02 - John W. Elias	☐	☐
	03 - John Sfondrini	☐	☐

Issues
The Board of Directors recommends a vote FOR the following proposals.

				For	Against	Abstain
2.	PROPOSAL TO APPROVE THE INCENTIVE PLAN, INCLUDING AN AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES RESERVED FOR ISSUANCE UNDER THE INCENTIVE PLAN FROM 1,700,000 TO 2,200,000.			☐	☐	☐

Advance Registration: Check here if you or your designated representative or proxy and/or a member of your immediate family plan to attend the meeting. Write in space below the name of any such intended attendee.

☐
				For	Against	Abstain
3.	PROPOSAL TO APPROVE THE APPOINTMENT OF BDO SEIDMAN, LLP as the independent registered public accounting firm for the Company for 2006.			☐	☐	☐

4.	With discretionary authority as to such other matters as may properly come before the meeting.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned hereby acknowledges receipt of the notice of, and Proxy Statement for, the aforesaid Annual.

(If signing as Attorney, Administrator, Executor, Guardian, Trustee or Corporate Officer, please add your title as such.)

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

	0 0 8 8 9 3 1	1 U P X	C O Y

001CD40001	00KBRA

Proxy - EDGE PETROLEUM CORPORATION

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Stockholders to be held Wednesday, June 7, 2006

The undersigned hereby appoints Michael G. Long and Robert C. Thomas, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth on the reverse side, all shares of Common Stock which the undersigned is entitled to vote at the 2006 annual meeting of stockholders of Edge Petroleum Corporation (the “Company”), to be held on Wednesday, June 7, 2006, at the Hyatt Regency Hotel, 1200 Louisiana, Houston, Texas 77002, at 10:00 a.m. (the “Annual Meeting”) or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED ON THE REVERSE SIDE, FOR THE APPROVAL OF THE INCENTIVE PLAN, INCLUDING AN AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES RESERVED FOR ISSUANCE UNDER THE INCENTIVE PLAN, AND FOR THE APPROVAL OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006, AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

YOUR VOTE IS IMPORTANT. If you will not be voting by telephone or the Internet, you are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States. If you will be voting by telephone or the Internet, there is no need for you to mail back the accompanying proxy.

(Continued and to be dated and signed on reverse side)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

•    Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the simple instructions provided by the recorded message.

• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE • Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Daylight Time, on June 6, 2006.

THANK YOU FOR VOTING